UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 23, 2010 (April 16, 2010)

Geospatial Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-04066	87-0554463
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

229 Howes Run Road, Sarver, PA 16055

(Address of principal executive offices)

(724) 353-3400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 16, 2010, the Company’s President and Director David Vosbein announced his resignation as President and Director of the Company. There were no known disagreements between the Company and Mr. Vosbein on any matters relating to the Company’s operations, policies or practices.

On April 16, 2010, the Board of Directors of the Company appointed Mark Smith as President. Mr. Smith will retain his positions as the Company’s Chairman of the Board of Directors and Chief Executive Officer, which Mr. Smith has held since the Company’s inception in 2006. Prior to joining the Company, Mr. Smith was a founder of, and served as President and Chief Executive Officer from 1998 to 2005 and Chairman through 2006, Underground Solutions, Inc., an infrastructure technology company that developed pipeline technologies.

The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

17.1    Letter of Resignation of David Vosbein

99.1    Press release of Geospatial Holdings, Inc. dated April 23, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEOSPATIAL HOLDINGS, INC.

By:	/S/ THOMAS R. OXENREITER
Name:	Thomas R. Oxenreiter
Title:	Chief Financial Officer

Date: April 23, 2010

EXHIBIT INDEX

Exhibit No.	Description

17.1	Letter of Resignation of David Vosbein

99.1	Press release of Geospatial Holdings, Inc. dated April 23, 2010